Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTAN TS


To the Board of Directors and Shareholders of Brilliant Digital Entertainment, Inc.

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 29, 2000, relating to the financial statements, which appears in Brilliant Digital Entertainment, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP


Los Angeles, California
August 11, 2000